Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

RECORD ANNUAL NET INCOME OF $74.5 MILLION, OR $2.49 PER DILUTED SHARE AND ADJUSTED NET OPERATING INCOME OF $71.3 MILLION, OR $2.39 PER DILUTED SHARE

RECORD FOURTH QUARTER NET INCOME OF $25.7 MILLION, OR $0.85 PER DILUTED SHARE, AND ADJUSTED NET OPERATING INCOME OF $23.2 MILLION, OR $0.77 PER DILUTED SHARE

24.7% AND 20.1% GROWTH, RESPECTIVELY, IN FOURTH QUARTER AND FULL YEAR 2016 EXCESS AND SURPLUS LINES SEGMENT GROSS WRITTEN PREMIUMS

FULL YEAR GROSS FEE INCOME MORE THAN DOUBLED FROM THE PRIOR YEAR

FULL YEAR EXPENSE RATIO OF 31.2%, IMPROVES 2.3 POINTS FROM THE PRIOR YEAR

Pembroke, Bermuda, February 15, 2017—James River Group Holdings, Ltd. (NASDAQ: JRVR) today announced financial results for the fourth quarter and year ended December 31, 2016.

J. Adam Abram, Chairman and Chief Executive Officer of James River Group Holdings, Ltd. commented, “We are very pleased to report record results this quarter and for all of 2016. Our team continues to drive strong risk adjusted returns for our shareholders. Our full year 14.6% adjusted operating return on tangible equity and 94.3% combined ratio demonstrate the strength of our franchise. We believe we are well positioned for continued success in 2017.”

Significant factors for the fourth quarter of 2016 include:

•	Fully diluted earnings per share of $0.85 compared to $0.43 in the prior year quarter;

•	Fully diluted adjusted operating earnings per share of $0.77 compared to $0.60 in the prior year quarter;

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces Fourth Quarter 2016 Results

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•	Net income of $25.7 million compared to $12.7 million in the prior year quarter, driven by profitable growth across the insurance segments and increased net investment income;

•	Net adjusted operating income of $23.2 million compared to $17.9 million in the prior year quarter;

•	Gross written premiums of $173.5 million, comprised of the following:

	Three Months Ended December 31,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$91,427	$73,333	24.7%
Specialty Admitted Insurance	63,214	29,223	116.3%
Casualty Reinsurance	18,849	6,133	207.3%
	$173,490	$108,689	59.6%

•	Net written premiums of $112.6 million, comprised of the following:

	Three Months Ended December 31,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$77,304	$61,334	26.0%
Specialty Admitted Insurance	16,304	13,166	23.8%
Casualty Reinsurance	19,000	6,131	209.9%
	$112,608	$80,631	39.7%

•	Accident year loss ratio of 68.7% compared to 62.0% in the prior year quarter, due to changes in mix of business, specifically growth in the Commercial Auto division within the Excess and Surplus Lines segment, which carries a higher initial loss pick but also a lower expense ratio than the segment as a whole;

•	Combined ratio of 92.0% compared to 92.3% in the prior year quarter;

•	Expense ratio of 29.4% improved from 31.8% in the prior year quarter, driven principally by increased net earned premium and fee income, as well as growth in lines of business which carry relatively low expense ratios;

•	Favorable reserve development of $9.0 million compared to $1.7 million in the prior year quarter (representing a 6.1 point and 1.5 point reduction of the Company’s loss and combined ratios, respectively), largely driven by releases in the Excess and Surplus Lines segment. Pre-tax reserve development by segment was as follows:

	Three Months Ended December 31,			Years Ended December 31,
	2016	2015	Change	2016	2015	Change
	(in thousands)
Excess and Surplus Lines	$10,301	$6,977	$3,324	$24,079	$25,424	$(1,345)
Specialty Admitted Insurance	1,323	1,365	(42)	3,822	3,531	291
Casualty Reinsurance	(2,656)	(6,616)	3,960	(4,185)	(12,637)	8,452
	$8,968	$1,726	$7,242	$23,716	$16,318	$7,398

•	Gross fee income of $4.6 million, an increase of 135.5% over the prior year quarter as a result of increased program and fronting volume in the Specialty Admitted Insurance segment and increased fee-related business in the Excess and Surplus Lines segment.

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This fee income, net of related expenses, resulted in a 2.2 percentage point reduction to the Company’s fourth quarter expense ratio;

•	Investment income of $14.0 million, an increase of 35.6% over the prior year quarter, driven by increased contributions from alternatives, while all three portfolios contributed positively. Further details can be found in the ‘Investments’ section below;

•	The percentage of net IBNR to total reserves decreased from 68% at December 31, 2015 to 67% at December 31, 2016 as the Company’s Excess and Surplus Lines segment continued to grow in some of its shorter tail lines. The Company maintains reserves at or above the selected estimate of its independent actuaries.

Investments

Net investment income for the fourth quarter of 2016 was $14.0 million which compares to $10.3 million for the same period in 2015. The increase was principally driven by fair value gains in the Company’s renewable energy portfolio, an increase in the value of certain limited partnership investments and asset growth across the core investment portfolio. The Company’s net investment income by portfolio is as follows:

	Three Months Ended December 31,			Years Ended December 31,
	2016	2015	% Change	2016	2015	% Change
	($ in thousands)
Renewable Energy Investments	$1,505	$(19)	-	$3,480	$3,936	(11.6)%
Other Private Investments	1,564	382	309.4%	6,056	2,011	201.1%
All Other Net Investment Income	10,947	9,976	9.7%	43,102	38,888	10.8%
Total Net Investment Income	$14,016	$10,339	35.6%	$52,638	$44,835	17.4%

The Company’s annualized gross investment yield on average fixed maturity and bank loan securities for the three months ended December 31, 2016 was 3.5% and the average duration of the portfolio was 3.6 years at year-end.

During the fourth quarter, the Company recognized $5.2 million of pre-tax net realized gains ($2.1 million of net realized losses in the same period in 2015) which included $3.6 million recognized on the sale of one common stock and $1.3 million of realized gains on bank loan participations.

Taxes

The Company’s effective tax rate can fluctuate due to its geographic mix of income and capital management. The tax rate for the three months ended December 31, 2016 and 2015 was 5.4% and 14.0%, respectively. The tax rate for the three months ended December 31, 2015 was elevated due to $2.5 million of withholding taxes related to an intercompany dividend paid in the fourth quarter of that year.

For the full year 2016, the Company’s tax rate was 6.1%, as compared to 10.5% for the full year 2015.

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JRVR Announces Fourth Quarter 2016 Results

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Tangible Equity

Tangible equity value decreased 10.0% in the fourth quarter of 2016 from $524.9 million at September 30, 2016 to $472.5 million at December 31, 2016, largely due to the payment of $48.7 million of dividends, including the $39.8 million special dividend. Tangible equity per share was $16.15 at December 31, 2016.

For the year ended December 31, 2016, tangible equity increased 2.8% due to $74.5 million of net income offset by $66.3 million of dividends. Excluding dividends, the Company’s tangible equity grew by 17.2% for the year.

Capital Management

The Company announced that its Board of Directors declared a cash dividend of $0.30 per common share. This dividend is payable on Friday, March 31, 2017 to all shareholders of record on Monday, March 13, 2017.

As previously announced, on December 29, 2016, the Company paid an ordinary dividend of $0.30 per common share and a special dividend of $1.35 per common share.

Guidance

The Company has announced its guidance to achieve a 12.0% or better operating return on average tangible equity and a combined ratio of between 92% and 95% for 2017.

Conference Call

James River Group Holdings will hold a conference call to discuss its fourth quarter and full year results tomorrow, February 16, 2017, at 9:00 a.m. Eastern Standard Time. Investors may access the conference call by dialing (877) 930-8055 Conference ID# 49052924 or via the internet by going to www.jrgh.net and clicking on the “Investor Relations” link. Please visit the website at least 15 minutes early to register and download any necessary audio software. A replay of the call will be available at both the number above and the website until 1:00 p.m. (Eastern Standard Time) on March 18, 2017.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; losses from catastrophic events which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors; a decline in our financial strength rating resulting in a reduction of new or renewal business; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of

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our potential failure to maintain such relationships; existing or new regulations that may inhibit our ability to achieve our business objectives or subject us to penalties or suspensions for non-compliance or cause us to incur substantial compliance costs; a failure of any of the loss limitations or exclusions we employ; potential effects on our business of emerging claim and coverage issues; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; losses in our investment portfolio; the cyclical nature of the insurance and reinsurance industry, resulting in periods during which we may experience excess underwriting capacity and unfavorable premium rates; additional government or market regulation; the impact of loss settlements made by ceding companies and fronting carriers on our reinsurance business; a forced sale of investments to meet our liquidity needs; our ability to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us; our underwriters and other associates taking excessive risks; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims or insurance companies with whom we have a fronting arrangement failing to pay us for claims; insufficient capital to fund our operations; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; inadequacy of premiums we charge to compensate us for our losses incurred; competition within the casualty insurance and reinsurance industry; an adverse outcome in a legal action that we are or may become subject to in the course of our insurance and reinsurance operations; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC; the Company or our subsidiaries, James River Group Holdings UK Limited, a holding company incorporated under the laws of England and Wales, or JRG Reinsurance Company, Ltd., a Bermuda domiciled reinsurance company, becoming subject to U.S. federal income taxation; failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002; the ownership of a significant portion of our outstanding shares by affiliates of D. E. Shaw & Co. L.P. (the “D.E. Shaw Affiliates”) and their resulting ability to exert significant influence over matters requiring shareholder approval in a manner that could conflict with the interests of other shareholders and additionally, the D.E. Shaw Affiliates having certain rights with respect to board representation and approval rights with respect to certain transactions; changes in our financial condition, regulations or other factors that may restrict our ability to pay dividends; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, (or “SEC”). These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting James River Group Holdings’ results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting profit, adjusted net operating income and tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

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About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. (or “the Company”) is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Kevin Copeland

Investor Relations

441-278-4573

InvestorRelations@jrgh.net

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James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	December 31, 2016	December 31, 2015
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$941,077	$899,660
Fixed maturity securities, trading	5,063	5,046
Equity securities, available-for-sale	76,401	74,111
Bank loan participations, held-for-investment	203,526	191,700
Short-term investments	50,844	19,270
Other invested assets	55,419	54,504
Total invested assets	1,332,330	1,244,291

Cash and cash equivalents	109,784	106,406
Accrued investment income	7,246	8,068
Premiums receivable and agents’ balances	265,315	176,685
Reinsurance recoverable on unpaid losses	182,737	131,788
Reinsurance recoverable on paid losses	2,877	11,298
Deferred policy acquisition costs	64,789	60,754
Goodwill and intangible assets	220,762	221,359
Other assets	160,693	94,848
Total assets	$2,346,533	$2,055,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$943,865	$785,322
Unearned premiums	390,563	301,104
Senior debt	88,300	88,300
Junior subordinated debt	104,055	104,055
Accrued expenses	36,884	29,476
Other liabilities	89,645	66,202
Total liabilities	1,653,312	1,374,459

Total shareholders’ equity	693,221	681,038
Total liabilities and shareholders’ equity	$2,346,533	$2,055,497

Tangible equity	$472,459	$459,679
Total shareholders’ equity per common share outstanding	$23.69	$23.53
Tangible equity per common share outstanding	$16.15	$15.88
Common shares outstanding at end-of-period	29,257,566	28,941,547
Debt to total capitalization ratio	21.7%	22.0%

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James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Income Statement Data

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$173,490	$108,689	$737,398	$572,194
Net written premiums	$112,608	$80,631	$557,708	$471,032

Net earned premiums	$146,829	$115,429	$515,663	$461,205
Net investment income	14,016	10,339	52,638	44,835
Net realized investment gains (losses)	5,189	(2,074)	7,565	(4,547)
Other income	2,988	1,410	10,361	3,428
Total revenues	169,022	125,104	586,227	504,921

EXPENSES
Losses and loss adjustment expenses	91,930	69,883	325,421	279,016
Other operating expenses	46,096	38,039	170,828	157,803
Other expenses	1,554	523	1,590	730
Interest expense	2,154	1,782	8,448	6,999
Amortization of intangible assets	150	150	597	597
Total expenses	141,884	110,377	506,884	445,145
Income before taxes	27,138	14,727	79,343	59,776
Income tax expense	1,466	2,057	4,872	6,279
NET INCOME	$25,672	$12,670	$74,471	$53,497
ADJUSTED NET OPERATING INCOME (a)	$23,221	$17,860	$71,318	$61,090

EARNINGS PER SHARE
Basic	$0.88	$0.44	$2.56	$1.87
Diluted	$0.85	$0.43	$2.49	$1.82

ADJUSTED NET OPERATING INCOME PER SHARE
Basic	$0.80	$0.62	$2.45	$2.13
Diluted	$0.77	$0.60	$2.39	$2.08

Weighted-average common shares outstanding:
Basic	29,160,732	28,821,260	29,063,075	28,662,051
Diluted	30,072,744	29,604,363	29,894,378	29,334,918
Cash dividends declared per common share	$1.65	$1.16	$2.25	$1.64

Ratios:
Loss ratio	62.6%	60.5%	63.1%	60.5%
Expense ratio	29.4%	31.8%	31.2%	33.5%
Combined ratio	92.0%	92.3%	94.3%	94.0%
Accident year loss ratio	68.7%	62.0%	67.7%	64.0%

(a)	See “Reconciliation of Non-GAAP Measures.”

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James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2016	2015	Change	2016	2015	Change
	($ in thousands)
Gross written premiums	$91,427	$73,333	24.7%	$370,844	$308,717	20.1%
Net written premiums	$77,304	$61,334	26.0%	$316,922	$253,285	25.1%

Net earned premiums	$83,662	$62,807	33.2%	$301,404	$240,878	25.1%
Losses and loss adjustment expenses	(51,311)	(29,838)	72.0%	(188,768)	(131,221)	43.9%
Underwriting expenses	(16,511)	(15,621)	5.7%	(65,401)	(62,050)	5.4%
Underwriting profit (a), (b)	$15,840	$17,348	(8.7)%	$47,235	$47,607	(0.8)%

Ratios:
Loss ratio	61.3%	47.5%		62.6%	54.5%
Expense ratio	19.7%	24.9%		21.7%	25.8%
Combined ratio	81.1%	72.4%		84.3%	80.2%
Accident year loss ratio	73.6%	58.6%		70.6%	65.1%

(a)	See “Reconciliation of Non-GAAP Measures.”
(b)	Underwriting results include fee income of $2.9 million and $1.3 million for the three months ended December 31, 2016 and 2015, respectively, and $10.1 million and $3.2 million for the respective twelve month periods. These amounts are included in “Other income” in our Condensed Consolidated Income Statements.

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SPECIALTY ADMITTED INSURANCE

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2016	2015	Change	2016	2015	Change
	($ in thousands)
Gross written premiums	$63,214	$29,223	116.3%	$182,221	$90,978	100.3%
Net written premiums	$16,304	$13,166	23.8%	$55,803	$44,917	24.2%

Net earned premiums	$15,465	$11,758	31.5%	$52,281	$42,206	23.9%
Losses and loss adjustment expenses	(8,839)	(7,246)	22.0%	(30,897)	(25,623)	20.6%
Underwriting expenses	(5,056)	(3,944)	28.2%	(18,512)	(15,509)	19.4%
Underwriting profit (a), (b)	$1,570	$568	176.4%	$2,872	$1,074	167.4%

Ratios:
Loss ratio	57.2%	61.6%		59.1%	60.7%
Expense ratio	32.7%	33.5%		35.4%	36.7%
Combined ratio	89.8%	95.2%		94.5%	97.5%
Accident year loss ratio	65.7%	73.2%		66.4%	69.1%

(a)	See “Reconciliation of Non-GAAP Measures.”
(b)	Underwriting results include fee income of $1.7 million and $596,000 for the three months ended December 31, 2016 and 2015, respectively, and $4.2 million and $1.8 million for the respective twelve month periods. These amounts are included in “Other operating expenses” in our Condensed Consolidated Income Statements.

CASUALTY REINSURANCE

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2016	2015	Change	2016	2015	Change
	($ in thousands)
Gross written premiums	$18,849	$6,133	207.3%	$184,333	$172,499	6.9%
Net written premiums	$19,000	$6,131	209.9%	$184,983	$172,830	7.0%

Net earned premiums	$47,702	$40,864	16.7%	$161,978	$178,121	(9.1)%
Losses and loss adjustment expenses	(31,780)	(32,799)	(3.1)%	(105,756)	(122,172)	(13.4)%
Underwriting expenses	(16,789)	(11,534)	45.6%	(56,416)	(58,507)	(3.6)%
Underwriting loss (a)	$(867)	$(3,469)	(75.0)%	$(194)	$(2,558)	(92.4)%

Ratios:
Loss ratio	66.6%	80.3%		65.3%	68.6%
Expense ratio	35.2%	28.2%		34.8%	32.8%
Combined ratio	101.8%	108.5%		100.1%	101.4%
Accident year loss ratio	61.1%	64.1%		62.7%	61.5%

(a)	See “Reconciliation of Non-GAAP Measures.”

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RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on the underwriting profit of operating segments. Our definition of underwriting profit of operating segments and underwriting profit may not be comparable to that of other companies.

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	($ in thousands)
Underwriting profit of the operating segments:
Excess and Surplus Lines	$15,840	$17,348	$47,235	$47,607
Specialty Admitted Insurance	1,570	568	2,872	1,074
Casualty Reinsurance	(867)	(3,469)	(194)	(2,558)
Total underwriting profit of operating segments	16,543	14,447	49,913	46,123
Other operating expenses of the Corporate and Other segment	(4,836)	(5,596)	(20,433)	(18,554)
Underwriting profit (a)	11,707	8,851	29,480	27,569
Net investment income	14,016	10,339	52,638	44,835
Net realized investment gains (losses)	5,189	(2,074)	7,565	(4,547)
Other income and expenses	(1,470)	(457)	(1,295)	(485)
Interest expense	(2,154)	(1,782)	(8,448)	(6,999)
Amortization of intangible assets	(150)	(150)	(597)	(597)
Consolidated income before taxes	$27,138	$14,727	$79,343	$59,776

(a)	Included in underwriting results for the three months ended December 31, 2016 and 2015 is fee income of $4.6 million and $1.9 million respectively, and $14.2 million and $5.0 million for the respective twelve month periods.

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Adjusted Net Operating Income

We define adjusted net operating income as net income excluding net realized investment gains and losses, expenses related to due diligence for various merger and acquisition activities, severance costs associated with terminated employees, and interest expenses on a leased building that we are deemed to own for accounting purposes. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income before taxes and net income for the three months and years ended December 31, 2016 and 2015, respectively, reconciles to our adjusted net operating income as follows:

	Three and Twelve Months Ended December 31, 2016
	Three Months		Twelve Months
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	($ in thousands)
Income as reported	$27,138	$25,672	$79,343	$74,471
Net realized investment gains	(5,189)	(3,699)	(7,565)	(5,207)
Other expenses	1,554	1,045	1,590	1,136
Interest expense on leased building the Company is deemed to own for accounting purposes	312	203	1,412	918
Adjusted net operating income	$23,815	$23,221	$74,780	$71,318

	Three and Twelve Months Ended December 31, 2015
	Three Months		Twelve Months
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	($ in thousands)
Income as reported	$14,727	$12,670	$59,776	$53,497
Net realized investment losses	2,074	2,144	4,547	4,090
Dividend withholding taxes	-	2,500	-	2,500
Other expenses	523	439	730	574
Interest expense on leased building the Company is deemed to own for accounting purposes	165	107	661	429
Adjusted net operating income	$17,489	$17,860	$65,714	$61,090

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Tangible Equity and Tangible Equity per Share

We define tangible equity as shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for December 31, 2016, September 30, 2016 and December 31, 2015.

	December 31, 2016		September 30, 2016		December 31, 2015
($ in thousands, except for share data)	Equity	Equity per share	Equity	Equity per share	Equity	Equity per share
Shareholders’ equity	$693,221	$23.69	$745,765	$25.61	$681,038	$23.53
Goodwill and intangible assets	220,762	7.54	220,912	7.58	221,359	7.65
Tangible equity	$472,459	$16.15	$524,853	$18.03	$459,679	$15.88

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588